EXHIBIT 8.1

                                  Subsidiaries

               Name                                Jurisdiction of Incorporation
-----------------------------------------------    -----------------------------
Quilmes International (Bermuda) Ltd.               Bermuda
Cerveceria y Malteria Quilmes S.A.                 Argentina
Eco de los Andes S.A.                              Argentina
Hecaton S.A.                                       Argentina
Cerveceria Paraguaya S.A.                          Paraguay
Colosas S.A.                                       Paraguay
Noitca Ltd.                                        British Virgin Islands
Landgon Investments Inc.                           Delaware, USA
Melville Investments Inc.                          Delaware, USA
Sociedad de Inversiones y Comercio Vienher S.A.    Panama
Compania Salus S.A.                                Uruguay
Hielos Merlo S.A.                                  Argentina
Coroplas S.A.                                      Argentina
Quilmes Do Brasil Ltda.                            Brazil
Publicidad Relator S.A.                            Argentina
Embotelladora del Interior S.A.                    Argentina
Etel S.A.I.C. y F.                                 Argentina
Inversiones Bemberg Chile Ltda.                    Chile
Cerveceria Chile S.A.                              Chile
Fabrica Paraguaya de Vidrios S.A.                  Paraguay
Inversiones Cerveceras S.A.                        Panama
Cerveceria Taquina S.A.                            Bolivia
Cerveceria Boliviana Nacional S.A.                 Bolivia
Seven Up Consesiones S.A.I. y C.                   Argentina
Embotelladora Perla de Norte S.A.I.C.I.A. y F.     Argentina
Ebotelladora del Uruguay S.A.                      Uruguay
Aydecar S.A.                                       Argentina
Embotelladora 9 de Julio S.A.I.C.I. y F.           Argentina
Quilmes Industrial S.A.                            Argentina